                                                                    EXHIBIT 23.0

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of NeoMagic Corporation of our report dated February 12, 1999, included in the 1999 Annual Report to Stockholders of NeoMagic Corporation.

    Our audits also include the financial statement schedule of NeoMagic Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We also consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 333-30843 and 333-57217) of our report dated February 12, 1999, with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of NeoMagic Corporation.

                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                          ERNST & YOUNG LLP

San Jose, California
April 28, 1999